Exhibit 99.1

RGS Energy Announces Exiting Unprofitable Legacy Solar Business, Reducing Cash Outflow to Maximize POWERHOUSE™ Opportunity

DENVER, CO, March 29, 2019 – RGS Energy (OTCQX: RGSE), the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System, today announced that its Board of Directors determined on March 27, 2019 to exit its mainland residential solar business to focus on the POWERHOUSE™ in-roof shingle market. By exiting the unprofitable mainland residential solar business, the company will reduce its overall cash outflow, with the goal of maximizing future shareholder value.

In light of California’s mandate that all new homes built in 2020 include a solar installation, the Company is focusing its efforts and resources on what its believes is a substantial opportunity with its POWERHOUSE™ solar shingle. The Company believes the POWERHOUSE™ solar shingle has strong competitive advantages, including an aesthetically appealing low profile, with power efficiency and cost competitive to traditional rack-n-mount solar.

For the twelve months ended December 31, 2018, the preliminary net loss for the mainland residential business was approximately $5.5 million.

“We announced earlier this month that we were exploring strategic alternatives focusing on maximizing shareholder value, and at this time have determined that we will exit our mainland residential solar EPC business, a large component of our annual cash outflow,” said RGS Energy CEO Dennis Lacey. “We will retain two facets of our legacy solar EPC business that do not require material use of our cash, including our small commercial business where our pipeline has grown considerably as well as our Hawaii-based subsidiary Sunetric that has been growing sales.”

The Company does not believe the costs to implement the operational realignment will be material to its operations or financial condition.

To allow additional time for completing the disclosures and financial information reflecting this development in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company today filed a Form 12b-25 with the Securities and Exchange Commission for an extension of time to file its Annual Report on Form 10-K. The Company will file its Annual Report on Form 10-K before April 15, 2019.

About RGS Energy

RGS Energy (OTCQX: RGSE) is America’s Original Solar Company and exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “future,” “may,” “will,” “expect,” “hypothetical,” “believe” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; RGS Energy’s ability to successfully commercialize POWERHOUSE™ 3.0; the adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0; uncertainty as to whether any strategic alternative will be pursued or, if pursued, consummated; uncertainty as to the terms, value and timing of any such strategic alternative; the impact of the announcement of the evaluation of strategic alternatives on RGS Energy’s securities, its businesses, its operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction or other strategic change or outcome, including, without limitation, any required third-party consents; risks related to realization of the expected benefits of any transaction or other strategic change or outcome to RGS Energy and its shareholders; cost savings and costs associated with the operational realignment described in this press release; RGS Energy’s ability to realize revenue from sales of POWERHOUSE™ arising from the California Energy Commissions’ mandate for solar systems with new home building commencing in 2020; the timing of the filing of RGS Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission.

You should read the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2018, June 30, 2018 and September 30, 2018, and the risk factors included in the Current Report on Form 8-K to which this press release is an exhibit, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Investor Relations Contact:

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team